Dril-Quip, Inc. Q3 2017 Supplemental Earnings Information Exhibit 99.2

1 Forward-Looking Statements The information furnished in this presentation contains “forward-looking statements” within the meaning of the Federal Securities laws. Forward-looking statements include goals, projections, estimates, expectations, forecasts, plans and objectives, including revenue and other projections, acquisition opporutnities, and share repurchases and are based on assumptions, estimates and risk analysis made by management of Dril-Quip in light of its experience and perception of historical trends, current conditions, expected future developments and other factors. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this presentation. Although Dril-Quip believes that all such statements contained in this presentation are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Dril-Quip’s control that could affect Dril-Quip’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this presentation. Please refer to Dril-Quip’s filings with the SEC for additional discussion of risks and uncertainties that may affect Dril-Quip’s actual future results. Dril-Quip undertakes no obligation to update the forward-looking statements contained herein. Use of Non-GAAP Financial Measure We calculate Adjusted EBITDA to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure.  We calculate Free Cash Flow as net cash provided by operating activities less net cash used in the purchase of property, plant, and equipment. These measurements are used in concert with net income and cash flows from operations, which measures actual cash generated in the period.  In addition, we believe that Adjusted  EBITDA and Free Cash Flow are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures.  These metrics do not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income, as measured under U.S. generally accepted accounting principles.  The items excluded from Adjusted EBITDA, but included in the calculation of reported net income and net cash provided by operating activities, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.  Our calculation of Adjusted EBITDA and Free Cash Flow may not be consistent with calculations used by other companies. Cautionary Statement

Leading manufacturer of highly engineered drilling and production equipment Onshore and offshore uses Particularly well suited for use in deepwater and harsh environments Strong financial position Strong balance sheet with no debt $473 million cash on hand as of 9/30/2017 Historically superior margins to peers Technically differentiated products & 1st class service Experienced management team DRQ Overview

Subsea equipment Downhole tools & liner hangers Surface equipment Rig equipment Services – technical advisory, rental tools and reconditioning Products & Services

Generated $100 million of revenue, consistent with general guidance Increased gross margin percentage to 37.1%, up 550 bps sequentially, partially driven by the ongoing cost savings initiatives Reported a Net Loss of $29.3 million, or $0.78 loss per diluted share, including an after tax $31 million impact from one-time charges, foreign currency and tax benefits Adjusted diluted earnings per share, excluding after tax one-time charges, foreign currency and tax benefits, was $0.05 per share Generated $36.0 million of Net Cash Provided by Operating Activities Grew cash on hand to $473 million at September 30, 2017 Maintained strong balance sheet with no debt at September 30, 2017 Revenue in Q4 expected to be in line with Q3 revenue Early indications of potential new projects for 2018 and beyond Q3 2017 Highlights and Recent Key Items Executing Our Forward Focused Strategy While Maintaining Strong Balance Sheet With No Debt *Refer to slide 10 for a reconciliation of GAAP Net Income to non-GAAP Adjusted EBITDA and slide 1 for information on non-GAAP financial measures

Oil price and offshore rig environments remain uncertain into 2018, however Dril-Quip is seeing early signs of increased activity in some markets Offshore spending will remain suppressed as operators delay FIDs in favor of reduced spending and shorter cycle investment options Operators willing to progress projects may face financing challenges Competitive pressure on offshore projects that do progress is expected Market Outlook Well Positioned with Strong, Debt-Free Balance Sheet and Robust Cash to Endure Lower for Longer Environment

Evaluate and adjust cost base to fit current market conditions Continue to generate free cash flow Target positive EPS, excluding charges, fx Execute forward focused strategy Operating Plan in Current Environment Uncertainty of Oil Prices Negatively Impacting Recent Results

Deepwater Outlook Value in Deepwater Essential to meet growing long-term worldwide demand Source of significant production and reserve replacement Investment Returning to Deepwater

Increasing Offshore Efficiencies Significant drilling improvements leading to: More wells being drilled per rig year Fewer rigs needed to drill same inventory Drilling cost reductions improves economics Source: Rystad Energy and Chevron, GALP, Petrobras, DNB Well count a proxy for Dril-Quip demand

Looking Past the Trough Outlook for Subsea Improving After Three Years of Decline Source: Rystad Energy DCube Purchases of oilfield services Annual change

Focused on Introducing Award Winning Technology Worldwide to Grow Market Share Preliminary Indications of Interest Provide Encouragement US and Mexico GOM drilling successes leading to new development projects Evaluating opportunities in Brazil as market stabilizes Activity increasing in 2018 in China, Australia, Vietnam and Indonesia Renewed interest in North Sea, Caspian and West Africa

Forward Focused Strategy Ensure financial stability and flexibility Enhance product, service and R&D capabilities to grow market share Return cash to shareholders Pursue growth opportunities through strategic M&A Strong Balance Sheet Internal Initiatives External Initiatives Zero Debt Share Repurchase

Acquisition Focus Closed two acquisitions in last 12 months (TIW & OPT) Brand recognition and patented technologies for global markets Expanded customer offerings and strengthened liner hanger sales Added presence in U.S. and international onshore market Provider of offshore riser systems and components with focus on products for Floating Production Platforms (TLPs & SPARs) Recently commenced significant footprint rationalization that is expected to save $8-10 million annualized Continuing to focus on inorganic expansion Technically differentiated Increasing share of rig “wallet” Leveraging current employees to reduce rig headcount for customers Targeting $125 million in “Acquisition” Revenue by 2021

Structurally reduce customer costs while expanding product and service offerings to generate higher revenues per well Developing technologically advanced products increases market share 2017: Introducing four significant new products “BigBore-IIe” Wellhead System (won 2017 OTC Spotlight award) “DXe” Wellhead Connector (won 2017 OTC Spotlight award) “HorizontalBore” subsea tree “Badger” high performance specialty casing connector Established new High Pressure, High Temperature (HPHT) center in Singapore Executing Our R&D Strategy Targeting $100 million in New Product Revenue by 2021

Product Optimization & Integration

BB-IIe Wellhead System

Product Description
- 2.0 MM lockdown per casing string
- Casing weights up to 2.5 MM lbf
- Qualified dynamic metal to metal sealing
- Qualified up to 20 ksi @ 35°-350°
- Qualified to 17D 2nd Edition
- Simpler and easier to install, saves 5 trips in hole

Market Opportunity
- Substantial well cost savings for operator
- Ability to convert existing customer inventory
- Differentiating Technology



HorizontalBore Subsea Tree

Product Description
- 5-1/8" x 2-1/16" 10,000 psi Horizontal Subsea Tree
- Temperature Rating : 0-300°F
- 10,000 ft. Maximum Water Depth
- 11 Downhole Functions (9 hyd. + 2 elec.)
- Size = 5m x 5m, Approx. Weight = 45 Tonnes

Market Opportunity
- Double addressable tree market
- Standardized tooling for all Trees



New Products Designed to Increase Markets and Market Share

14

Forward Focused Strategy Targeting $225MM Revenue in 2021 From Acquisitions and R&D Supported by Strong Balance Sheet with More Opportunities Expected

DRQ - Investment Highlights Well-Positioned to Navigate the Industry Downturn Leading manufacturer of highly engineered drilling and production equipment Technically differentiated products – R&D momentum Strong balance sheet Historically superior margins to peer group Experienced management team

DRIL-QUIP, Inc. 6401 N. Eldridge Pkwy. Houston, TX 77041 USA +1 713 939 7711 DRIL-QUIP (Europe), Ltd. Stoneywood Park Dyce, Aberdeen, AB21 7DZ, Scotland +44 (0) 1224 727000 DRIL-QUIP Asia Pacific Pte., Ltd 80 Tuas West Drive Singapore, 638417 +65 68610600 DRIL-QUIP do Brasil, Ltda. Estrada de Imboassica, 853 CEP 27920-340 Macaé +55 22 27918950 www.dril-quip.com

Income Statement

Balance Sheet Working Capital Initiatives Should Yield Results in 4Q 2017

Non-GAAP Financial Measures Non-GAAP Financial Measure We calculate Adjusted EBITDA to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure.  We calculate Free Cash Flow as net cash provided by operating activities less net cash used in the purchase of property, plant, and equipment. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, we believe that Adjusted  EBITDA and Free Cash Flow are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures.  These metrics do not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income, as measured under U.S. generally accepted accounting principles.  The items excluded from Adjusted EBITDA, but included in the calculation of reported net income and net cash provided by operating activities, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.  Our calculation of Adjusted EBITDA and Free Cash Flow may not be consistent with calculations used by other companies.

Non-GAAP Financial Measures Non-GAAP Financial Measure We calculate Adjusted EBITDA to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure.  We calculate Free Cash Flow as net cash provided by operating activities less net cash used in the purchase of property, plant, and equipment. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, we believe that Adjusted  EBITDA and Free Cash Flow are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures.  These metrics do not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income, as measured under U.S. generally accepted accounting principles.  The items excluded from Adjusted EBITDA, but included in the calculation of reported net income and net cash provided by operating activities, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.  Our calculation of Adjusted EBITDA and Free Cash Flow may not be consistent with calculations used by other companies.

Capital Expenditures Annual Maintenance Capex ~$15 - $20 Million

70-80% of backlog expected to convert to revenue in 12 months or less Bookings require shorter lead times due to available capacity and inventory on hand Weakening of oil prices is placing downward pressure on bookings Backlog Bookings include cancellations of $36.8 mm for Q4 2016, $3.5 mm for Q1 2017, $2.8 mm for Q2 2017 and $0.1 million for Q3 2017.